Exhibit 99.1
Compass, Inc. Reports Second Quarter 2022 Results

•Revenue of $2.0 billion, up 4% year-over-year.
•Market Share on an LTM basis increased approximately 50 bps to 4.6% compared to prior year.
•National deployment of a significant set of new features to the Compass platform giving Compass agents an end-to-end workflow tool targeted for the end of the third quarter.
•GAAP net loss increased from $7 million to $101 million year-over-year on higher expenses related to strategic business initiatives, non-cash stock compensation, depreciation and amortization as well as restructuring costs.
•Company announces new cost reduction program with approximately $320 million in target run rate savings.

New York, NY - August 15, 2022 - Compass, Inc. (NYSE: COMP), a leading tech-enabled real estate brokerage, today announced its financial results for the quarter ending June 30, 2022.

“Compass continued to grow revenue in the second quarter despite extremely challenging market conditions. This performance highlights the strength of our agents and our commitment to enabling their success through superior technology and other programs”, said Robert Reffkin, Chief Executive Officer of Compass. “Importantly, we expect to have our end-to-end technology platform fully deployed by the end of the quarter. This is a major milestone in our approximately $900 million investment in software over the years to benefit our agents. Once deployed, we believe our leading edge technology will allow our agents to further raise the bar on client engagement and complete all of their critical work in one seamless environment.”

Reffkin added, “Given the challenges the real estate market has faced so far this year and the likelihood that this difficult environment will continue for the foreseeable future, we are announcing a significant cost reduction program. We have line of sight into each area that will drive these savings to our expenses, which we believe will enable us to be free cash flow positive in 2023. We expect to complete all targeted cost reductions by the end of this calendar year.”

2Q22 Financial Highlights:
•Revenue increased by 4% year-over-year to a second quarter record of $2.0 billion as transactions increased 2%.
•GAAP Net Loss attributable to Compass, Inc. was $101 million, compared to a loss of $7 million in 2Q21. The net loss includes non-cash stock based compensation expenses of $59 million, depreciation and amortization of $25 million, and restructuring charges due to the cost saving actions announced on June 14th of $19 million.
•Adjusted EBITDA1 was $4 million, compared to $71 million in 2Q21.
•Cash and cash equivalents: As of the end of the second quarter, the Company had $431 million in cash and cash equivalents and $318 million of availability under its $350 million revolver.

2Q22 Operational Highlights:
•Platform: The Compass technology and services platform contributed to year-over-year Total Transactions growth of 2%, while Gross Transaction Value2 (“GTV”) remained relatively flat, driven by a 2% decline in the Average Transaction Value.
•National market share: Increased to 4.6% over the last twelve months (“LTM”) up from 4.1% LTM in 2Q21. Note these national market share numbers are calculated using revised average (mean) sales prices
1A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
2Gross Transaction Value is the sum of all closing sale prices for homes transacted by agents on the Compass platform (excluding rental transactions). We include the value of a single transaction twice when our agents serve both the home buyer and home seller in the transaction.

published by the National Association of Realtors (“NAR”), see footnote3 and the section entitled 2Q22 National Market Share Update below for more information.
•Agents: Average Number of Principal Agents was 12,979, an increase of 405 from 1Q22.
•Transactions: Compass agents closed a record 66,846 Total Transactions, up 2% year-over-year, compared to a 10% decline in transactions for the residential real estate market4.
•Gross Transaction Value (“GTV”): GTV of $76.8 billion remained relatively flat year-over-year.
•Markets: In 2Q22, Compass focused on growth within current markets and remained at 71 markets at the end of the quarter.
•Entire Transaction: By the end of September, Compass agents across the country will be able to facilitate their real estate transactions -- including offers, forms and e-signatures -- on the Compass platform without needing to use third-party real estate software.

Additional information can be found in the Company’s 2Q22 Business Update and Supplementary Information Presentation on the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook
3Q22 Outlook:
•Revenue of $1.4 to $1.5 billion
•Adjusted EBITDA of $(85) to $(60) million

FY22 Outlook:
•Revenue of $6.15 to $6.45 billion
•Adjusted EBITDA of $(225) to $(150) million

Long-Term Targets:
•Adjusted EBITDA Margin of 10%
•Free Cash Flow Margin of at least 8-9%5

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net Loss because certain expenses excluded from GAAP Net Loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for Free Cash Flow Margin because the components of free cash flow cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort. -------------------------------------------------------------------------------------------------------------------------------

Conference Call Information
Management will conduct a conference call to discuss the second quarter results as well as outlook at 4:30 p.m. ET on August 15, 2022. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. 2Q22 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.
3On July 21, 2022, NAR restated monthly average (mean) sales prices of existing homes from January 2020 through June 2022 to reflect their change in methodology to better account for outliers of high priced homes, noting that the monthly average (mean) sales prices are NAR's best estimates and given the outliers, they are less reliable. This resulted in higher monthly average (mean) sales prices of existing homes than what was reported prior and increases in total market GTV than what was reported prior. We have provided a detailed table at the end of the press release that compares our market share under both methodologies going back to 2020.
4 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. The 10% decline is based on NAR data as of June 2022.
5 Free cash flow represents cash flows from operating activities, less capital expenditures.

2Q22 National Market Share Update:
•On July 21, 2022, NAR restated monthly average (mean) sales prices of existing homes from January 2020 through June 2022 to reflect their change in methodology to better account for outliers of high priced homes, noting that the monthly average (mean) sales prices are NAR's best estimates and given the outliers, they are less reliable. This resulted in higher monthly average (mean) sales prices of existing homes than what was reported prior and increases in total market GTV than what was reported prior. The table below shows our national market share under the prior methodology and updated methodology for all the periods NAR provided.
•Given NAR’s cautionary language regarding the reliability of its average (mean) sale price data, we are assessing whether we will continue to rely on and use NAR’s average (mean) sale price data in calculating our national market share given NAR’s expansive view of the U.S. real estate market and now an improved methodology. Alternatively, we may explore other data reporting options in calculating our national market share and position in the market or may decide to discontinue reporting our national market share altogether.

	2020	2021	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22
Previously Reported National Market Share	4.0%	5.6%	3.8%	3.3%	4.1%	4.7%	5.2%	6.2%	5.4%	5.6%	6.1%	NA
National Market Share Based on the Updated Average (Mean) Sales Prices Data	3.4%	4.5%	3.3%	2.9%	3.4%	3.9%	4.2%	4.9%	4.3%	4.5%	4.8%	4.9%

	FY 2020	FY 2021	LTM 1Q20	LTM 2Q20	LTM 3Q20	LTM 4Q20	LTM 1Q21	LTM 2Q21	LTM 3Q21	LTM 4Q21	LTM 1Q22	LTM 2Q22
Previously Reported National Market Share	4.0%	5.6%	3.2%	3.3%	3.7%	4.0%	4.3%	5.1%	5.4%	5.6%	5.8%	NA
National Market Share Based on the Updated Average (Mean) Sales Prices Data*	3.4%	4.5%	NA	NA	NA	3.4%	3.6%	4.1%	4.3%	4.5%	4.6%	4.6%
*NAR did not publish Updated Average (Mean) Sales Price Data prior to 1Q20. Therefore we cannot calculate National Market Share Based on the Updated Average (Mean) Sales Prices Data for the periods LTM 1Q20 through LTM 3Q20.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the third quarter and full year of 2022, plans for our cost reduction program, long-term financial targets, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general macroeconomic conditions in the U.S. and globally (e.g., inflation), geopolitical events (e.g., conflict in Ukraine), the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends (e.g., increases in mortgage interest rates, continued limited inventory, slowed consumer demand, reduced home affordability and declines in price appreciation and home prices); our ability to continuously innovate, improve and expand our platform; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our ability to expand our brokerage and adjacent services businesses; our ability to offer additional adjacent services; our ability to grow revenue from adjacent services at our anticipated rate; our ability to achieve expected benefits from our mortgage business and our joint venture, OriginPoint; our rapid growth and rate of growth; our net losses and ability to achieve or sustain profitability in the future; any future impact of the ongoing COVID-19 pandemic on our business; our ability to compete successfully in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; fluctuation of our quarterly results and other operating metrics; our ability to successfully complete acquisitions and integrate target companies; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; and other general market, political, economic, and business conditions. Additionally, these forward-looking statements, particularly our expected financial results and long-term financial targets, involve risks, uncertainties and assumptions, including those related to any future impacts of the ongoing COVID-19 pandemic and inflationary pressure on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.
More information about factors that could adversely affect our results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information in this release speaks as of August 15, 2022. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin have limitations as analytical tools, therefore you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin alongside other financial performance measures, including net loss attributable to Compass, Inc., operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin. Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin are not presented in accordance with GAAP and the use of these terms varies from others in our industry.

Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release and investors are encouraged to review these reconciliations.

About Compass

Compass, a Fortune 500 company, is the largest residential real estate brokerage in the United States. Founding in 2012 and based in New York City, the technology-enabled brokerage provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.Compass.com.
Investor Contact
Rich Simonelli
richard.simonelli@compass.com
Media Contact
Chris O’Brien
chris.obrien@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$430.5	$618.3
Accounts receivable, net of allowance	61.4	48.5
Compass Concierge receivables, net of allowance	58.2	32.9
Other current assets	109.7	94.9
Total current assets	659.8	794.6
Property and equipment, net	188.6	157.4
Operating lease right-of-use assets	493.6	484.7
Intangible assets, net	115.9	127.2
Goodwill	198.3	188.3
Other non-current assets	59.2	48.4
Total assets	$1,715.4	$1,800.6
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$43.5	$34.6
Commissions payable	95.9	63.9
Accrued expenses and other current liabilities	191.3	240.9
Current lease liabilities	87.7	81.5
Concierge credit facility	30.4	16.2
Total current liabilities	448.8	437.1
Non-current lease liabilities	495.5	483.0
Other non-current liabilities	15.3	32.9
Total liabilities	959.6	953.0
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	2,636.4	2,438.8
Accumulated deficit	(1,884.2)	(1,595.0)
Total Compass, Inc. stockholders' equity	752.2	843.8
Non-controlling interest	3.6	3.8
Total stockholders' equity	755.8	847.6
Total liabilities and stockholders' equity	$1,715.4	$1,800.6

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$2,020.1	$1,951.4	$3,417.1	$3,065.3
Operating expenses:
Commissions and other related expense (1)	1,652.9	1,590.4	2,799.3	2,532.6
Sales and marketing (1)	154.9	124.3	299.9	235.6
Operations and support (1)	104.9	96.7	213.8	166.7
Research and development (1)	107.2	73.5	215.4	170.1
General and administrative (1)	55.2	59.4	110.5	152.3
Restructuring costs	18.9	—	18.9	—
Depreciation and amortization	25.4	14.9	44.1	28.4
Total operating expenses	2,119.4	1,959.2	3,701.9	3,285.7
Loss from operations	(99.3)	(7.8)	(284.8)	(220.4)
Investment income, net	0.3	—	0.4	—
Interest expense	(0.7)	(0.6)	(1.4)	(1.1)
Loss before income taxes and equity in loss of unconsolidated entity	(99.7)	(8.4)	(285.8)	(221.5)
Income tax (expense) benefit	1.5	1.3	1.4	2.0
Equity in loss of unconsolidated entity	(2.9)	—	(5.0)	—
Net loss	(101.1)	(7.1)	(289.4)	(219.5)
Net (income) loss attributable to non-controlling interests	(0.1)	—	0.2	—
Net loss attributable to Compass, Inc.	$(101.2)	$(7.1)	$(289.2)	$(219.5)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.24)	$(0.02)	$(0.69)	$(0.87)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	427,987,083	377,615,338	421,719,718	252,958,956

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Commissions and other related expense	$6.4	$11.7	$23.4	$56.3
Sales and marketing	11.2	8.6	21.9	17.6
Operations and support	4.1	2.8	8.4	7.8
Research and development	18.9	13.5	35.8	63.0
General and administrative	18.6	17.7	33.5	77.1
Total stock-based compensation expense	$59.2	$54.3	$123.0	$221.8

Stock-based compensation expense for the six months ended June 30, 2021 includes the following amounts related to a one-time acceleration of stock-based compensation expense in connection with the IPO (in millions):

IPO Related Expense
Commissions and other related expense	$41.7
Sales and marketing	1.8
Operations and support	3.1
Research and development	46.9
General and administrative	55.0
Total stock-based compensation expense	$148.5

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net loss	$(289.4)	$(219.5)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	44.1	28.4
Stock-based compensation	123.0	221.8
Equity in loss of unconsolidated entity	5.0	—
Change in acquisition related contingent consideration	(0.3)	(0.5)
Bad debt expense	3.4	6.2
Amortization of debt issuance costs	0.5	0.6
Changes in operating assets and liabilities:
Accounts receivable	(14.5)	(10.4)
Compass Concierge receivables	(26.9)	(3.3)
Other current assets	(15.0)	(18.2)
Other non-current assets	(3.3)	(10.8)
Operating lease right-of-use assets and operating lease liabilities	3.9	2.0
Accounts payable	10.6	(5.6)
Commissions payable	31.9	27.8
Accrued expenses and other liabilities	6.7	25.6
Net cash (used in) provided by operating activities	(120.3)	44.1
Investing Activities
Investment in unconsolidated entity	(12.5)	—
Capital expenditures	(41.4)	(20.1)
Payments for acquisitions, net of cash acquired	(15.0)	(103.8)
Net cash used in investing activities	(68.9)	(123.9)
Financing Activities
Proceeds from exercise and early exercise of stock options	7.7	16.2
Taxes paid related to net share settlement of equity awards	(13.8)	—
Proceeds from drawdowns on Concierge credit facility	26.7	15.5
Repayments of drawdowns on Concierge credit facility	(12.5)	(12.8)
Payments related to acquisitions, including contingent consideration	(6.7)	(6.7)
Payments of debt issuance costs for credit facilities	—	(1.4)
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	439.6
Net cash provided by financing activities	1.4	450.4
Net (decrease) increase in cash and cash equivalents	(187.8)	370.6
Cash and cash equivalents at beginning of period	618.3	440.1
Cash and cash equivalents at end of period	$430.5	$810.7

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to Compass, Inc.	$(101.2)	$(7.1)	$(289.2)	$(219.5)
Adjusted to exclude the following:
Depreciation and amortization	25.4	14.9	44.1	28.4
Investment income, net	(0.3)	—	(0.4)	—
Interest expense	0.7	0.6	1.4	1.1
Stock-based compensation	59.2	54.3	123.0	221.8
Benefit from income taxes	(1.5)	(1.3)	(1.4)	(2.0)
Restructuring costs	18.9	—	18.9	—
Acquisition-related expenses(1)	3.0	9.9	11.1	10.9
Adjusted EBITDA	$4.2	$71.3	$(92.5)	$40.7

(1) For the three months ended June 30, 2022 and 2021, acquisition-related expenses includes a $0.7 million gain and a $2.7 million loss, respectively, as a result of changes in the fair value of contingent consideration and $3.7 million and $7.2 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods. For the six months ended June 30, 2022 and 2021, acquisition-related expenses includes a $0.3 million gain and a $0.5 million gain, respectively, as a result of changes in the fair value of contingent consideration and $11.4 million and $11.4 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods.

Compass, Inc.
Selected Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended June 30, 2022
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$1,652.9	$154.9	$104.9	$107.2	$55.2
Adjusted to exclude the following:
Stock-based compensation	(6.4)	(11.2)	(4.1)	(18.9)	(18.6)
Acquisition-related expenses	—	—	(3.0)	—	—
Non-GAAP Basis	$1,646.5	$143.7	$97.8	$88.3	$36.6

	Three Months Ended June 30, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$1,590.4	$124.3	$96.7	$73.5	$59.4
Adjusted to exclude the following:
Stock-based compensation	(11.7)	(8.6)	(2.8)	(13.5)	(17.7)
Acquisition-related expenses	—	—	(9.9)	—	—
Non-GAAP Basis	$1,578.7	$115.7	$84.0	$60.0	$41.7

	Six Months Ended June 30, 2022
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$2,799.3	$299.9	$213.8	$215.4	$110.5
Adjusted to exclude the following:
Stock-based compensation	(23.4)	(21.9)	(8.4)	(35.8)	(33.5)
Acquisition-related expenses	—	—	(11.1)	—	—
Non-GAAP Basis	$2,775.9	$278.0	$194.3	$179.6	$77.0

	Six Months Ended June 30, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$2,532.6	$235.6	$166.7	$170.1	$152.3
Adjusted to exclude the following:
Stock-based compensation	(56.3)	(17.6)	(7.8)	(63.0)	(77.1)
Acquisition-related expenses	—	—	(10.9)	—	—
Non-GAAP Basis	$2,476.3	$218.0	$148.0	$107.1	$75.2